UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

General American Investors Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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General American Investors Company, Inc.

530 Fifth Avenue

New York, NY 10036

IMPORTANT NOTICE REGARDING CHANGE OF DATE OF THE 2024

ANNUAL MEETING OF STOCKHOLDERS

The following Notice of Change of Date relates to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of General American Investors Company, Inc. (the “Company”) to be held at The Century Association, 7 West 43rd Street, New York, NY, 10036 as set forth in the proxy statement (the “Proxy Statement”) of the Company, dated February 16, 2024, previously furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. This Supplement is being filed with the Securities and Exchange Commission on March 5, 2024.

THE FOLLOWING NOTICE SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION

WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF DATE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of General American Investors Company, Inc.:

In order to hold the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of General American Investors Company, Inc. (the “Company”) closer to the record date set for stockholders of the Company entitled to notice of the Annual Meeting and to issue a notice of the Annual Meeting closer to the date of the Annual Meeting, notice is hereby given that the Annual Meeting date is being changed to Monday, April 8, 2024 at 11:00 a.m. Eastern Time from the originally planned date of April 24, 2024 at 11:00 a.m. Eastern Time. As previously announced, the Annual Meeting will be held at the Century Association, 7 West 43rd Street, New York City, NY 10036. All other information and instructions included in the Company’s Notice of Annual Meeting, dated February 16, 2024, and the Company’s Proxy Statement for the Annual Meeting, remains unchanged.

Whether or not you plan to attend the 2024 Annual Meeting of Stockholders, each stockholder is urged to vote and submit its proxy in advance of the Annual Meeting using one of the methods described in the proxy materials for the Annual Meeting.

By Order of the Board of Directors,

Connie A. Santa Maria

Corporate Secretary

March 5, 2024

The Proxy Statement and Annual Report are available on the Distributions & Reports, Report Downloads section of the Company’s website, www.generalamericaninvestors.com. Additionally, you may access the Company’s proxy materials at www.proxyvote.com.